Exhibit 15










Ford Motor Company
The American Road
Dearborn, Michigan




Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194,
         33-50238, 33-54275, 33-54283, 33-54344, 33-54348, 33-54735, 33-54737,
         33-58255, 33-58785, 33-58861, 33-61107, 33-62227, 33-64605, 33-64607,
         333-02735, 333-20725, 333-27993, 333-28181, 333-46295, 333-47443,
         333-47445, 333-47451, 333-47733, 333-47735, 333-49545, 333-49547,
         333-49551, 333-52399, 333-58695, 333-58697, 333-58701, 333-65703,
         333-70447, and 333-74313 on Form S-8, and 333-52485, 333-67209, and
         333-67211 on Form S-3


We are aware that our report dated April 14, 1999 accompanying the unaudited interim financial information of Ford Motor Company for the periods ended March 31, 1999 and 1998 and included in the Ford Motor Company Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 will be incorporated by reference in the Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of the Act.




/s/ PricewaterhouseCoopers LLP

400 Renaissance Center
Detroit, Michigan  48243
April 19, 1999